SUB-ITEM 77Q1: Exhibits

(b): Copies of the text of any proposal described in answer to sub-item 77D

(1) Government Money Market Funds Prospectuses, dated December 29, 2015, are hereby incorporated by reference to the Government Money Market Fund's definitive prospectuses filed pursuant to Rule 497 with the Commission on December 31, 2015 (Accession No. 0001193125-15-418413).